Exhibit 5.2

AUTHORISED AND REGULATED BY THE SOLICITORS REGULATION AUTHORITY

SRA NO. 223597

21 TUDOR STREET • LONDON EC4Y 0DJ • DX 67 LONDON/CHANCERY

TELEPHONE: 020.7039.5959 • FACSIMILE: 020.7039.5999

Ref/CAM	JP004982/799841-601004
E-mail	esaxton@jonesday.com
Direct	020 7039 5162
Date	19 February 2020

Omnicom Finance Holdings plc

Bankside 3 90 - 100 Southwark Street

London, England

SE1 0SW

Re: Registration Statement on Form S-3 Filed by Omnicom Finance Holdings plc and Omnicom Group Inc. relating to the Registration (as defined below)

Ladies and Gentlemen:

We have acted as English counsel to Omnicom Finance Holdings plc, a public limited company organized under the laws of England and Wales (the “Issuer”) in connection with the Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Registration Statement relates to the proposed registration (the “Registration”) under the US Securities Act of 1933 (the “Securities Act”) of debt securities of the Issuer (the “Debt Securities”), which, if issued, will be fully and unconditionally guaranteed by Omnicom Group Inc. (the “Company”). The Debt Securities, if issued, will be issued pursuant to an indenture (the “Indenture”), by and among the Issuer, the Company and one or more entities selected by the Issuer to act as trustee in respect of the Debt Securities. The Debt Securities, if issued, will be guaranteed by the Company.

1.       SCOPE OF REVIEW AND RELIANCE

The following agreements and other related documents have been examined (items (a) through (e), inclusive, are referred to herein, collectively, as the “Opinion Documents”):

(a)       a form of the Indenture included as an exhibit to the Registration Statement (including the forms of Debt Securities set out in the Indenture);

(b)       a copy of the Certificate of Incorporation of the Issuer, and a copy of the Articles of Association of the Issuer, in each case, available on the website of the Registrar of Companies (the “Articles of Association”);

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(c)       a certified copy of the minutes (the “Minutes”) of a meeting of the board of directors of the Issuer held on 13 February 2020 at which the directors of the Issuer, amongst other things, passed resolutions (the “Resolutions”) relating to the Opinion Documents;

(d)       the Registration Statement; and

(e)       a certificate of good standing issued by the Registrar of Companies in respect of the Issuer dated 18 February 2020.

We have not reviewed any documents other than the ones set out in items (a) through (e), inclusive, above. The Registration Statement, the Indenture and the Debt Securities are hereinafter collectively referred to as the “Transaction Documents”.

2.       ASSUMPTIONS

We have assumed that, so far as the laws of every jurisdiction other than England and Wales are concerned, all restrictions, laws, guidelines, regulations or reporting requirements that apply to the Indenture and any issue of Debt Securities thereunder have been or will be complied with and that such laws do not qualify or affect our opinion as set out below.

We have also made the following assumptions, which we have not independently verified or established and on which we express no opinion:

(a)       insofar as any obligation falls to be performed in any jurisdiction outside England, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;

(b)       all signatures on the executed documents which, or copies (whether photocopies, certified copies, facsimile copies or electronic copies) of which, we have examined are genuine, and that such copies conform to the original documents executed;

(c)       each of the parties to the Transaction Documents, other than the Issuer, is able lawfully to enter into such Transaction Documents

(d)       that each corporate party (other than the Issuer) is duly organised, validly existing and in good standing (where such concept is legally relevant) under the laws of its jurisdiction of incorporation and has the capacity, power and authority to execute, deliver and perform its respective obligations under the Transaction Documents;

(e)       the execution and delivery of the Transaction Documents have been or will be duly authorised by each of the parties thereto, other than the Issuer, that such documents have been or will be duly executed and unconditionally delivered by each of the relevant parties thereto with effect from the date it is expressed to be effective and is not or will not be (when delivered) subject to any escrow or similar arrangement and that such documents shall constitute the valid, binding and enforceable obligations of each of such parties in accordance with all applicable laws (other than the laws of England and Wales in the case of the Debt Securities);

(f)       each of the parties to the Transaction Documents who is carrying on, or purporting to carry on, any regulated activity in the United Kingdom is an authorised person permitted to carry on that relevant regulated activity or an exempt person in respect of that regulated activity under the Financial Services and Markets Act 2000 (the “FSMA”) and no such agreement was or will be entered into in consequence of a communication made in breach of section 21(1) of the FSMA;

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(g)       the Debt Securities will be issued pursuant to the Indenture, in a form approved by us, that has been authorized, executed and delivered by the Issuer, the Company and one or more entities selected by the Issuer to act as trustee, and the Debt Securities will be duly prepared and completed in accordance with the provisions and arrangements contained or described in the Indenture and will be in the form of the Debt Securities as provided for and set out in the Indenture;

(h)       the Articles of Association of the Issuer, which we have examined, are those in force and the Resolutions which we have examined were passed at a board meeting of the Issuer duly convened and held and that a duly qualified quorum of directors voted in favour of approving the Resolutions, and that the facts on which the Minutes were based were true and the directors’ decisions were taken in good faith and on reasonable grounds for believing that the transactions contemplated thereby would be most likely to promote the success of the Issuer for the benefit of its members as a whole and that the Resolutions have not been subsequently amended, rescinded, modified, superseded or revoked and are in full force and effect and the certifications referred to in 1(b) to (c) above are true and accurate;

(i)       the issue of Debt Securities will not cause any limit on borrowings to which the Issuer is subject to be exceeded;

(j)       the absence of mutual mistake of fact or of any other arrangements, documents, agreements or course of dealing between any of the parties to the Transaction Documents which modify or supersede any of their terms or that would result in the inclusion of any additional terms in any of them;

(k)       that each of the Transaction Documents has been entered into, and the transactions referred to therein are carried out, by each of the parties in good faith, for the purpose of carrying on their respective businesses (and, in the case of the Issuer, in furtherance of its objects, whether contained in its Articles of Association or otherwise), for the benefit of each of them respectively and on arm's length commercial terms;

(l)       that each of the Transaction Documents has not been entered into in consequence of fraud, coercion, duress, misrepresentation or undue influence or on the basis of a mistake of fact or law or believing that the Transaction Documents are fundamentally different in substance or in kind from what it is, or in connection with money laundering or any other unlawful activity;

(m)       the truth, accuracy, correctness and completeness of all statements, representations and warranties as to matters of fact contained in the Opinion Documents and that all the terms and conditions of the Transaction Documents will be observed and performed by all the parties thereto

(n)       the Issuer is neither an authorised person nor an exempt person in relation to the regulated activity of accepting deposits under the FSMA;

(o)       no request will be made to admit any Debt Securities to trading on a regulated market situated or operating in the United Kingdom;

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(p)       no steps have been, or will be, taken to have the Registration Statement treated as an approved prospectus under section 87H of the FSMA;

(q)       all documents presented to us as originals are true and accurate and all documents submitted to us as copies conform with the originals and that any documents in draft or specimen form which we have examined for the purposes hereof will not change when it will be or has been executed;

(r)       none of the parties to the Transaction Documents is unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or would otherwise be insolvent pursuant to any legislation applicable to it at the time of executing any of the Transaction Documents, and will not, as a consequence of executing any of the Transaction Documents, become unable to pay its debts within the meaning of that section or otherwise be insolvent pursuant to any applicable legislation;

(s)       all consents, approvals, notices, filings, publications and registrations that are necessary under any applicable laws or regulations (other than the laws of England and Wales) in order to permit the execution, delivery or performance of the Transaction Documents or to protect or preserve any of the interests (whether by way of security or otherwise) created by the Transaction Documents have been made or obtained or will be made or obtained within the period permitted by these laws or regulations;

(t)       that the choice of law provisions relating to each Transaction Document were made for bona fide purposes and are valid and binding under all relevant laws (other than the laws of England and Wales) and that none of the opinions expressed below would be affected by any law or public policy of any jurisdiction other than England;

(u)       that in respect of a judgment entered in any suit, action or proceeding arising out of or in connection with the Transaction Documents such judgment was entered by the relevant New York court which had jurisdiction to determine such suit, action or proceeding;

(v)       that the information revealed by our online search of 17 February 2020 and updated on 18 February 2020 of the public documents of the Issuer kept at Companies House in Cardiff (the "Company Search") was accurate in all respects and has not since then been altered or added to;

(w)       that the information revealed by our oral enquiry of today of the Central Registry of Winding up Petitions (the "Enquiry") was accurate in all respects and has not since then been altered or added to;

(x)       no part of the Transaction Documents will constitute unlawful financial assistance for the purposes of section 678 or section 679 of the Companies Act 2006; and

(y)       the meaning of the terms of the Transaction Documents would not differ from the meaning of the terms of the Transaction Documents if governed by English law.

3.       LIMITATIONS

Our opinion is confined solely to English law in force, published and applied by the English courts at the date of this opinion.

The Indenture and the Debt Securities will be governed by the laws of the State of New York. We have made no investigation of such laws and do not express or imply any opinion on such laws. In addition, we have assumed that, so far as the laws of the State of New York and US securities laws are concerned, the Indenture and the Debt Securities will, on issue in accordance with the Indenture, constitute legal, valid and binding obligations of the Issuer and that such laws do not qualify or affect our opinion as set out below.

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4.       OPINIONS

4.1       The Issuer is a public limited company duly incorporated in England and Wales under the Companies Act 2006.

4.2       The Issuer has corporate power to enter into and perform its obligations under the Indenture and to issue and perform its obligations under the Debt Securities.

4.3       The issue of the Debt Securities has been duly authorised by the Issuer and when (a) the Registration Statement has become effective under the Securities Act and (b) the Debt Securities have been duly executed by the Issuer and authenticated in accordance with the terms of the Indenture and delivered in the manner provided in the Indenture, we would expect the English courts to recognise the choice of law of New York law as the governing law of the Debt Securities and to enforce by separate action a final and conclusive judgment (which does not re-open an earlier judgment from the same jurisdiction) for a definite sum of money or for a sum of money ascertainable by arithmetical calculation (in either case not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty), entered against the Issuer in connection with the enforcement of the Debt Securities in civil proceedings in a court of competent jurisdiction in the State of New York.

5.       QUALIFICATIONS

Nothing in this opinion shall be taken as implying that an English court would exercise jurisdiction in any proceedings relating to the Indenture or the Debt Securities or accordingly that any remedy would be available in England for the enforcement of obligations arising under the Indenture or the Debt Securities.

This opinion is subject to the following:

(a)       We express no opinion as to matters of fact.

(b)        The Company Search is not capable of revealing conclusively whether or not (i) a winding up order has been made or a resolution passed for the winding up of a company, (ii) (ii) an administration order has been made, or (iii) a receiver, administrative receiver, administrator or liquidator has been appointed, since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public database or recorded on the public microfiches of the relevant company immediately. In addition, the Company Search is not capable of revealing, prior to the making of the relevant order, whether or not a winding up petition has been presented or an application for an administration order has been made nor will the search conclusively reveal whether a charge or other restriction or prohibition has been created in relation to the real property owned by the relevant party.

(c)       The Enquiry relates only to a compulsory winding up and is not capable of revealing conclusively whether or not a winding up petition in respect of a compulsory winding up has been presented, since details of the petition may not have been entered on the records of the Central Registry of Winding up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all, and the response to an enquiry only relates to current petitions (and not those which may have been subsequently withdrawn or otherwise dealt with)

(d)       Laws relating to liquidation or administration or other laws or procedures affecting generally the enforcement of creditors' rights may affect any obligations of the Issuer under the Transaction Documents and the remedies available.

(e)       An English court may, in its discretion, order a claimant in an action who is not ordinarily resident in some part of England and Wales to provide security for costs.

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(f)       The Registration Statement has been prepared by the Issuer and the Company, who have accepted responsibility for the information contained therein. We have not investigated or verified the truth or accuracy of the information contained in the Registration Statement, nor have we been responsible for ensuring that no material information has been omitted from it.

(g)       An English Court will not apply a chosen foreign law if: (i) it is not pleaded and proved; (ii) to do so would be contrary to the mandatory rules of English law or of such chosen foreign law or manifestly incompatible with English public policy; or (iii) the choice is not valid under the chosen law.

(h)       There are no reciprocal arrangements in force between the State of New York or the United States of America and the United Kingdom for the recognition or enforcement of judgments. Accordingly, a judgment by the courts of the State of New York, United States of America or, as the case may be, any federal court of the United States of America (each such court being a “US Court”) is not enforceable directly in England but may be recognised by the English courts according to common law principles. A judgment by a US Court will not be enforced by the English courts if:

(i)       that US Court had no jurisdiction, as a matter of English law, over the defendant;

(ii)       the proceedings in which the judgment was given were opposed to natural justice;

(iii)       the judgment was obtained by fraud;

(iv)       the enforcement of the judgment would be contrary to English public policy or the Human Rights Act 1998;

(v)       an order has been made and remains effective under section 9 of the Foreign Judgments (Reciprocal Enforcement) Act 1933 applying that section to judgments of that US Court;

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(vi)       before the date on which the US Court gave judgment, the matter in dispute had been the subject of a final judgment of another court having jurisdiction between the same parties or their privies, that judgment is enforceable in England, and that judgment conflicts with the judgment intended to be enforced in England;

(vii)       the judgment is for multiple damages within the meaning of section 5(3) of the Protection of Trading Interests Act 1980 or based on a claim for contribution in respect of the same;

(viii)       the judgment is based on a rule of law specified by the Secretary of State as concerned with the prohibition of restrictive trade practices or based on a claim for contribution in respect of the same;

(ix)       the judgment is based on foreign measures which the Secretary of State specifies as regulating and controlling international trade and which, in so far as they apply to persons carrying on business in the United Kingdom, are damaging or threaten to damage the trading interests of the United Kingdom; or

(x)       the bringing of proceedings in that US Court was contrary to an agreement under which the dispute in question was to be settled otherwise than by proceedings in that US Court.

If the English court gives judgment for the sum payable under a judgment of the courts of the State of New York, the English judgment would be enforceable by the methods generally available for the enforcement of English judgments. These give the court a discretion whether to allow enforcement by any particular method. In addition, it may not be possible to obtain an English judgment or to enforce any English judgment if the

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judgment debtor is subject to any insolvency or similar proceedings, if there is delay, if an appeal is pending or anticipated against the English judgment in England or against the foreign judgment in the courts of the State of New York or if the judgment debtor has any set-off or counterclaim against the judgment creditor.

Furthermore, there is doubt as to the enforceability in England and Wales of US judgments in respect of civil judgments predicated purely on US securities law.

(i)       No account has been taken in this opinion of the future exercise of powers by the UK Government pursuant to section 5(4) of the Protection of Trading Interests Act 1980.

(j)       We express no opinion as to compliance or otherwise with the financial limitations on borrowings by the Issuer contained in the Articles of Association.

(k)       We give no opinion as to tax.

(l)       We have not considered the particular circumstances of any party to the Transaction Documents nor the effect of any such particular circumstances on the Transaction Documents or the effect of the transaction contemplated by the Transaction Documents on any such particular circumstances.

This opinion is governed by and shall be construed in accordance with English law as at today's date, and is given to the Issuer in connection with the registration under the Securities Act of the Debt Securities.

This opinion is rendered to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. Notwithstanding the foregoing, we consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Securities” in the prospectus that is a part of the Registration Statement. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the US Securities and Exchange Commission thereunder.

This opinion is given on the basis of English law in force, published and applied by the English courts at the date of this opinion and on the basis that there has been no amendment to, or termination or replacement of, any of the documents examined by us and no change in any of the facts assumed by us for the purposes of giving this opinion. It is also given on the basis that we have no obligation to notify any addressee of this opinion of any change in English law or its application after the date of this opinion. We have made no investigation of, and therefore express or imply no opinion as to, the laws of any other territory or as to the application of English law or any other law by any other courts. To the extent that the laws of any jurisdiction other than England may be relevant, we have made no independent investigation thereof and our opinion is subject to the effect of such laws.

Yours faithfully,

/s/ Jones Day